CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Buckeye Oil & Gas Inc
(An Exploration Stage Company)
Las Vegas, Nevada

We hereby consent to the inclusion in this Registration Statement on form S-1/A of our report dated August 23, 2011 relating to the financial statements of Buckeye Oil & Gas, Inc. as of and for the year ended May 31, 2011.

We further consent to being named as “Experts” in accounting and auditing as defined in the report.

/s/ZS Consulting Group LLP
ZS Consulting Group LLP
Melville, New York
January 17, 2012